UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2009
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors

On November 13, 2009, the Company’s board of directors elected Thomas Lynch to the Company’s board of directors, and Mr. Lynch accepted the position.

Mr. Lynch has been President of the Plastridge Insurance Agency, a local independent agency, since 1975.  He is a Director on the 1st United Bank since 2004, and on the Board of Governors for Citizens Property & Casualty Insurance since February 2009.   He is also on the board of many charitable organizations and has served as an elected official for many government entities over the past twenty years.   Mr. Lynch is a graduate of Loyola University in Chicago.  He received his CPCU degree in 1978 from the American Institute for Property & Liability Underwriters.

There are no material transactions between Mr. Lynch and the Company.

Mr. Lynch was elected by the Company’s board of directors following nomination by Mr. William Milmoe pursuant to board nomination rights granted to CDS Ventures of South Florida, LLC under its loan and security agreement with the Company dated September 8, 2009.

The foregoing description of the loan and security agreement is qualified in its entirety by reference to the full text of the loan and security agreement and exhibits thereto, filed on September 10, 2009 with the Company’s current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: November 17, 2009	By:/s/Jan Norelid
Jan Norelid
Chief Financial Officer